As filed with the Securities and Exchange Commission on May 12, 2021

Registration No. 333-104225

Registration No. 333-115277

Registration No. 333-166326

Registration No. 333-188589

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-104225

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115277

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-166326

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188589

UNDER THE SECURITIES ACT OF 1933

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	52-0684746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

42 rue Saint-Dominique Paris, France	75007

5599 San Felipe Houston, Texas, U.S.A.	77056

62 Buckingham Gate London, United Kingdom	SW1E 6AJ

Parkstraat 83 The Hague, The Netherlands	2514 JG
(Addresses of Principal Executive Offices)	(Zip Codes)

Schlumberger 2001 Stock Option Plan

Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors

Smith International, Inc. Third Amended and Restated 1989 Long-Term Incentive Compensation Plan

W-H Energy Services, Inc. 1997 Stock Option Plan, as Restated

Schlumberger Discounted Stock Purchase Plan

(Full title of the plan)

Dianne B. Ralston

Chief Legal Officer and Secretary

Schlumberger Limited

5599 San Felipe

Houston, Texas, U.S.A. 77056

(713) 513-2000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 of Schlumberger N.V. (Schlumberger Limited) (the “Registrant”):

•	Registration Statement No. 333-104225;

•	Registration Statement No. 333-115277;

•	Registration Statement No. 333-166326; and

•	Registration Statement No. 333-188589.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 12, 2021.

SCHLUMBERGER N.V.
(Schlumberger Limited)

By:	/s/ SAUL R. LAURELES
Saul R. Laureles
Director, Corporate Legal Affairs

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the specified Registration Statements on Form S-8.